MEDL Mobile

OTCQB / MEDL

monetizing the mobile revolution

Q2 2012

Updated 6/12/2012

hello future :)

MEDL MOBILE

Forward Looking Statements / Use of Projections

Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this presentation reflect MEDL management's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

The information included in this presentation may contain projections. The projections are based on various assumptions, which are disclosed in the presentation. The projections cover a period of several fiscal years, and such long-term projections are inherently inaccurate and unreliable. The projections are hypothetical and based upon present and perceived factors that do or could influence MEDL's business. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature, and MEDL does not make any guaranty with respect to any financial performance, projections, or summaries thereof. Certain of the assumptions underlying these projections are described herein. In the event any of these assumptions were inaccurate in a manner adverse to MEDL, actual results could vary materially and adversely from the projections. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen changes and developments in available technologies and products, the entry into MEDL's market of significant additional competitors, natural disasters, changes in economic or the terms and conditions of future financings, and other risks inherent to the business. While management believes that the projections reflect the possible future results of MEDL's operations, such results cannot be guaranteed.

In 1998, the proliferation of websites was out of control. Data was expanding exponentially. It was becoming harder and harder for people to find relevant information.

Then along came Google with a solution. They used proprietary technology to connect those with relevant content to those who were looking for it.

In 2012, mobile is experiencing similar growth. Nearly one million mobile apps are now available and new apps are being launched daily.

Today, MEDL has a proprietary solution that will make it easier for users to discover new apps and relevant mobile content.

Key Investment Details

1. The mobile space is experiencing explosive growth.
2. MEDL believes it is a first mover with a proven track record.
3. MEDL has developed a proprietary, patent pending technology.
4. MEDL has built an impressive base of partners and clients.
5. The library of apps and number of downloads is growing.
6. The library is expected to grow exponentially via acquisition.
7. Each end user represents a significant lifetime value.
8. The growing team is led by experienced management.
9. MEDL believes it is undervalued.

According to Forrester Research, mobile is "the most transformational technology since the Internet."


2017
$101 Billion**
2010
$6.8 Billion*

*MarketsandMarkets: 'World Mobile Applications Market (2010 – 2015)

** Global Industry Analysts, Inc. (GIA)

As the number of mobile devices continues to proliferate, the base of consumers able and eager to purchase mobile content continues to grow.


App Downloads by Year (Billions)*
80
60
40
20
0
0.5
1.0
6.4
10.9
76.9
2007
2008
2009
2010
2014

* World Mobile Applications Market (2010-2015)-MarketsandMarkets; IDC for 2010 & 2014 app downloads

Advertisers and marketers are rushing to mobile.

eMarketer estimates that $1.45 billion was spent on mobile ads in 2011. They predict mobile advertising to reach $10.8 billion by 2016.

And with good reason, studies show that mobile marketing is more powerful than the Internet, television, print, radio or outdoor.



Reach
Targeting
Engagement
Viral
Transaction
Mobile
Internet
TV
Print
Radio
Outdoor

Source: Chetan Sharma Consulting – January 2011

Founded in 2009, MEDL believes it is a first mover in the space.

The company has:

- developed a library of nearly 150 unique mobile applications and related technologies;
- developed a large consumer library of top applications across iPhone, iPad and Android - several of which have been #1 in the Apple App Store;
- generated millions of dollars in revenue since formation by licensing the company's mobile app technology and implementing its proprietary development process for clients such as Taco Bell, The New York Times Company, Medtronic and Monster.com;
- grown steadily and built a solid reputation as a cutting edge, premium developer in the branded, enterprise and developer communities.
- expanded it's staff based in Fountain Valley, California to a team of nearly 60 mobile developers, programmers, designers, architects, strategists and marketers;
- and captured the attention of reporters, bloggers and digital influencers around the globe.

Key Revenue Generators

1. MEDL Mobile Brain – Processes user data, pushing relevant applications suggestions to users; creating better distribution and monetization of mobile applications.

2. Custom Enterprise Application Development - MEDL's proprietary process is sought out by name brand clients such as Medtronic, Taco Bell, New York Times Company, TeleFlora, etc.

3. Mobile Partnerships - MEDL gains access to valuable technologies, fan bases, marketing initiatives and expertise. In many cases, partners cover all or a portion of development costs. Partners include Encyclopedia Britannica, MTV's Pauly D, Cheech & Chong, Marlee Matlin, etc.

The MEDL Brain - a key driver of long term revenues.

Mobile technology is capable of tracking individual user analytics in a way like never before.

MEDL's patent pending Behavioral Recommendation Engine, also known as "the MEDL Brain," learns a user's mobile preferences and then makes intelligent recommendations.

Users will no longer need to search for apps. Instead, apps will find people.

As a user plays, shops, researches, shares and enjoys their MEDL apps, the MEDL Brain gets to know them and compiles what we call a "Detailed Anonymous Profile."



hello future :)
Share this App with a Friend
Apps You'll Love
MEDL Top Ten
MEDL Games
Staff Favorites
Clients We Love

The Brain compiles a Detailed Anonymous Profile.

Gathers data on user's mobile lifestyle in real time every day

Determines app specific analytics such as level reached in games played

Determines when and how often consumer uses applications

Determines type and number of applications downloaded



Frequent traveler

Uses drawing applications

Enjoys history games

Likes sports games

Uses a proprietary algorithm to push relevant mobile applications to consumers

As consumers download more MEDL apps, the Brain gets smarter and makes better recommendations

The *Push Messaging Center* drives recommendations.

The primary channel is through MEDL's Push Messaging Center which allows MEDL to send Push Notifications (similar to a text message) directly to the users of specific applications - whether or not they are using the app at the time of the push.

Ultimately, Push Notifications are expected to be time aware based upon quantitative usage information.

Ultimately, MEDL expects that users will opt-in for special app offers tailored just for them - providing a solution for the challenge of app discovery - letting the apps find the users.

Additionally, MEDL is capable of making a recommendation via web widgets, custom emails, mobile advertising, targeted newsletters, and a custom mobile app.


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Beta tests have yielded positive results.

Sample A: Approximately 20,000 users of MEDL's Learn to Draw application were sent a recommendation to purchase a $.99 lesson pack.

- The push resulted in approximately 825 purchases - a 3.75% conversion rate.

Sample B: Approximately 100,000 users of a MEDL game were pushed a recommendation to download a second MEDL game for free.

- The push yielded approximately 12,000 downloads for a 12% conversion rate.

Based on these sample tests and the "freemium" business model, MEDL expects to drive growth and revenue by pushing free apps and subsequently recommending in-app purchases.

The chart below details scale and growth based on a generic push to a general cluster of users. Once fully implemented, MEDL's Brain should be able to better target push messaging by sending pushes directly to individual users based upon their specific mobile lifestyles.

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Total MEDL Apps Downloaded	3,000,000	3,360,000	3,763,200	4,214,760	4,720,531	5,286,995	5,921,434	6,632,006	7,427,847	8,319,189	9,317,492	10,435,591
12% Target Conversion Rate	360,000	403,200	451,560	505,771	566,464	634,439	710,572	795,841	891,342	998,303	1,118,099	1,252,271
3.75% Conversion Rate @ $.99 each (minus 30% App Store Commission)	$77,962	$87,318	$97,796	$109,531	$122,674	$137,396	$153,883	$172,349	$193,031	$216,195	$242,138	$271,195

As MEDL has grown, it has generated high margin revenues and increased its user base by licensing its technology and services to high end customers.

Helmed by marketing industry veterans, MEDL has earned a reputation for quality, strategic, well-executed mobile technology among top tier advertisers and brands. This is largely because of MEDL's proprietary development process - which was created to enable non-technical clients to engage with mobile experts and collaborate successfully.

Taco Bell | teleflora | Focus Features | Kaiser Permanente

Telefónica | The New York Times Company | About.com | Medtronic

Verizon | Candie's | Emirates | monster.com

Revenue from licensing of MEDL's mobile app technology and implementing its proprietary development process has continued to increase.

As MEDL's reputation has grown, it is able to charge a greater premium for its products. As MEDL builds new apps, the set of "MEDL Tools" also grows. The MEDL Tools allow the company to develop new technology faster - and with larger profit margins.

The table that follows shows growth in both the number and size of these custom products mentioned above.

	2009	2010	2011	Q1, 2012
Number of Custom Products Sold	6	26	67	9
Average Revenue Per Project	$18,290.00	$26,860.00	$31,236.00	$114,080
Total Value of Contracts	$109,750.00	$698,390.00	$2,092,840	$1,026,720

This development has also lead to recurring revenues from maintenance, upgrades and app marketing.

MEDL has also secured nearly 25 revenue sharing partnerships with celebrities, publishers, institutions and organizations.

MEDL is now approached regularly for new relationships with top tier partners. In many cases, partners cover development costs and leverage existing marketing channels to drive awareness.

Partners include Pauly D, Marlee Matlin, Rampage Jackson, Cheech & Chong, Stan Lee's Guardian Project, Real Madrid, Phil Hellmuth, Zane Lamprey, Printz Board, Marcellus Wiley, Walter Foster Publishing, Encyclopedia Britannica, Iowa State University and The Honey Badger.


STAN LEE
THE GUARDIAN PROJECT
TRADING CARD GAME
App Store
COMING THIS FALL


PUNCH


GARFIELD


HONEY BADGER DON'T CARE




KNOW






PRESIDENTS

MEDL believes the combined strategies are currently working to steadily increase the size of the user base.

From November 14, 2011 through May 13, 2012 MEDL apps were downloaded and updated more than 1.15 million times - a 44% increase from the six months prior.

November 14, 2011 - May 13, 2012	total	units	%
Paid Apps (iOS)	60,102	+ 37,287	+ 163%
Free Apps (iOS)	679.4K	+ 162.3K	+ 31%
In Apps (iOS)	6,978	+ 4,876	+ 232%
Updates (iOS)	407.1K	+ 142.8K	+ 54%
Totals	1,158K	+ 351.6K	+ 44%

Acquisition is expected to drive rapid growth of the MEDL library.

In Q1 2012, MEDL acquired Inedible Software, bringing 10 new apps and nearly 13 million new users to the library. Additionally, the purchase brings MEDL a custom advertising optimization platform and a patent pending technology.

MEDL's developer outreach program is now ongoing with new apps being rapidly added to the library. MEDL has developed proprietary software that crawls the Apple App Store and Google Play for apps which meet specific acquisition criteria.

MEDL has streamlined its on-boarding process and can now add new apps into the MEDL library with minimal programming thanks to the company's proprietary custom-developed SDK.

The company plans to roll up thousands of quality, underperforming Apple and Android apps via low cost/no cost acquisition - paying developers a percentage of future revenues.


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Shotgun is one of ten popular iOS titles acquired from Inedible Software

The true value of the MEDL is derived from the individual lifetime value of each user.

MEDL believes that its user base will come to trust MEDL recommendations for apps, products, additional content, services and more. Although the peak period of use for any individual app is anecdotally short (one week to three months), the user does not need to launch a MEDL app in order for the company to continue to make recommendations. We believe this gives MEDL a longer lifetime sales window.

With just a single MEDL app installed on a user's device, MEDL has the potential to generate revenue from a variety of sources.

source	description	revenue	projected average lifetime value/user
Download Fee	A one time fee to download an application.	$.99 - $19.99/app	$4
Digital Purchase	Apps are given away for free - or for a small cost - with additional features available for sale in-app.	$.99 - $7.99 per feature	$8
Sponsorship	Advertisers pay to give away free MEDL apps which have been re-skinned and embedded with branded content.	$.49-$1.99/user	$3
Advertising	Advertisers pay to include promotional messaging within a single application based on user data.	$3-$25/CPM	$4
Subscription	Apple is now rolling out subscription pricing	(projected) $.99 - $4.99/month	$3
Physical Purchase	Users can purchase physical merchandising from a growing library.	$5 - $20 profit/unit	$10
Additional Sources	New revenue sources (data mining, licensing of technology, licensing of IP) are expected to be made available by the growing library.	TBD	TBD

MEDL estimates the average lifetime value per user at $25-$35.

Approximate lifetime value of users from other digital platforms.

Company	Approximate number of users*	Approximate Valuation (Billion)**	Approximate Value per user
Facebook	901M	$84.84B	$94.16
Groupon	150M	$7.72B	$51.46
Amazon	121M	$97.01B	$802.48
Google	1B	$196.86B	$196.86
eBay	233M	$460.64B	$217.34

Based on today's installed base of approximately 15 million users, at $25 - $35 per user, MEDL believes its current valuation could be between $375 - $525 million.

* Based on publicly available information at various times in 2011 and 2012

** Based on market capitalization at May 22, 2012

MEDL believes its projected valuation is further supported when reviewing the flurry of recent M&A activity for companies operating within the mobile space.*

Deloitte. Acquires **überMIND**

Deloitte Consulting acquired Ubermind, Inc., a custom app development shop, in an undisclosed deal believed to be in the range of $40-50mm.

zynga Acquires **newtoy** **fivemobile**

Zynga, Inc. has made a number of recent acquisitions, including mobile app developer Five Mobile, Inc. for an undisclosed amount and Newtoy, creator of several popular games, for $53.3mm in cash and stock.

AUGME Raised

$9,000,000

Augme Technologies, a provider of strategic services and mobile marketing technology, raised $9 M in Feb 11.

Google Acquires **admob**

AdMob, a mobile advertising delivery platform, raised $47mm in a number of funding rounds before being acquired by Google for $750mm.

Apple Acquires **Quattro Wireless**

Quattro, a direct competitor to AdMob, was acquired by Apple for $275mm.

IBM Acquires **Worklight**

On January 31, 2012, IBM Corporation acquired smartphone and tablet application developer Worklight Ltd. in an undisclosed transaction which was reportedly for $70 million.

* Based upon public information.

Andrew Maltin, CEO

Andrew has been founding successful software, technology and licensing companies for more than 20 years. He has been featured in Entrepreneur, 944, Success, The Wall Street Journal, The LA Times and many others. He holds a Bachelor of Arts degree in Marketing from California State University, Northridge, and an Entrepreneurial Degree from the University of Southern California. Andrew is a frequent participant of mobile industry events and spoke on a panel at the most recent Consumer Electronics Show.

Dave Swartz, President & CCO

Dave is a 20 year marketing veteran who has overseen the strategic and creative development of campaigns for clients such as BMW, Hilton, KFC, Porsche, and Reebok. His work has received nearly every regional and national advertising award. Dave is a frequent speaker and presenter in the mobile community and has overseen the conceptualization and architecture of more than 100 apps. He has been featured on CNBC's Planet of the Apps and he is a contributing author to Mobile Marketer's Guide to Mobile Advertising.

Paul Caceres, CFO

Paul previously served for 21 years as CFO of CAM Commerce Solutions, a company engaged in the business of eCommerce software solutions and providing payment processing and other related services. Paul left CAM Commerce Solutions in 2008 after helping to orchestrate the sale of the company for $180 million in cash. Paul is a California CPA and received a bachelor's degree in business administration from the University of Southern California.

Income Statement

Consolidated Statements of Operations (Unaudited) (USD $)	3 Months Ended	
	March 31, 2012	March 31, 2011
Revenues	$1,149,998	$378,655
Cost of goods sold	$374,331	$182,593
Gross profit	$775,667	$196,062
Selling, general and administrative	$2,183,591	$175,138
Net (loss) profit	($1,407,924)	$20,924
Net (loss) profit per share:		
Basic and Diluted	($0.03)	$0
Wtd. Avg shares outstanding basic/diluted	40,325,592	7,401,500

Balance Sheet

Consolidated Balance Sheets (USD $)	Mar. 31, 2012 (Unaudited)	Dec. 31, 2011 (Audited)
Assets:		
Cash	$2,395,053	$1,075,307
Other current assets	$532,337	$488,976
Total current assets	$2,927,390	$1,564,283
Non current assets	$246,117	$83,854
Total assets	$3,173,507	$1,648,137
Liabilities:		
Current liabilities	$422,381	$282,929
Non current liabilities	$13,283	$10,249
Total liabilities	$435,664	$293,178
Stockholders' Equity:		
Common stock, $0.001 par value	$43,510	$40,025
Additional paid-in capital	$5,909,843	$3,122,520
Accumulated deficit	($3,215,510)	($1,807,586)
Total stockholders' equity	$2,737,843	$1,354,959
Total liab. and stockholders' equity	$3,173,507	$1,648,137

Key Investment Details

1. The mobile space is experiencing explosive growth.
2. MEDL believes it is a first mover with a proven track record.
3. MEDL has developed a proprietary, patent pending technology.
4. MEDL has built an impressive base of partners and clients.
5. The library of apps and number of downloads is growing.
6. The library is expected to grow exponentially via acquisition.
7. Each end user represents a significant lifetime value.
8. The growing team is led by experienced management.
9. MEDL believes it is undervalued.

hello future :)

18475 Bandilier Circle
Fountain Valley, CA 92708
(714) 617-1991
medlmobile.com